As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-205973

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST EFFECTIVE  AMENDMENT NO.
1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sincerity Applied Materials Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	7389	45-2859440
(State or other jurisdiction of incorporation or organization)	(Primary Standard IndustrialClassification Code Number)	(IRS Employer Identification No.)

Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 08900 400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Korstiaan Zandvliet
Sincerity Applied Materials Holdings Corp.
Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 08900 400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Scott Rapfogel
CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, NY  10019

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for resale, under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-205973), 6,5001 post-split (390,000 pre-split) shares of common stock (“Common Stock”) to be offered by the selling security holders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the 2,6761 post-split (160,542 pre-split) shares of Common Stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Common Stock.

1Reflects a 1:60 reverse stock split which took effect on June 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rotterdam, The Netherlands on June 21, 2017.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

Dated: June 21, 2017	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed on June 21, 2017 by the following persons in the capacities with Registrant indicated:

/s/ Korstiaan Zandvliet	President, Chief Executive Officer and Director
Name: Korstiaan Zandvliet	(Principal Executive Officer)

/s/ Maarten van der Sanden	Chief Financial Officer
Name: Maarten van der Sanden	(Principal Financial and Accounting Officer)